Exhibit 32.1

Certification of Chief Financial Officer and Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Erwin Vahlsing, Jr., the Chief Financial Officer and Principle Executive Officer of Start Scientific, Inc., a Delaware corporation (the "Company"), hereby certify, that, to my knowledge:

1.The Annual Report on Form 10-K for the period ended December 31, 2018 (the "Report") of the Company fully complies with the requirements of Section 13(a)/15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 8, 2021

By: /s/ Erwin Vahlsing, Jr. Name: Erwin Vahlsing, Jr. Title: Chief Financial Officer and Principal Executive Officer